Exhibit 99.1
Press Release

Contact:

Joshua Tosteson	Hulus Alpay
President	Investor Relations
HydroGen Corporation	Makovsky + Company
(412) 405-1000	(212) 508-9600
josh@hydrogenllc.com	halpay@makovsky.com

HydroGen Corporation Signs Agreement with ASHTA Chemicals Inc.
to Install and Operate Fuel Cell Demonstration and Test Facility

Power Plant Project to be Located in Northeast Ohio

Cleveland, Ohio - October 17, 2006 - HydroGen Corporation (OTCBB: HYDG), a designer and manufacturer of multi-megawatt air-cooled phosphoric acid fuel cell (PAFC) systems, today announced that it has signed a definitive agreement with ASHTA Chemicals Inc. to install and operate a 400 kW fuel cell demonstration power plant at ASHTA’s chlor-alkali manufacturing plant in Ashtabula, Ohio. Under terms of the agreement, HydroGen is planning to install the fuel cell module in early 2007, followed by a year of onsite operation. To support this project, HydroGen will utilize a $1,250,000 award that the State of Ohio Department of Development previously provided to the Company as a development grant for a three-phase program to deploy, demonstrate and commercialize the PAFC module.

The goal of the project is to demonstrate the performance of HydroGen’s core 400kW PAFC module for potential customers of HydroGen’s multi-megawatt fuel cell power plants. ASHTA Chemicals produces elemental hydrogen gas from its production of chlorine and related chemicals at its plant, which will be used as a fuel source to generate power from the PAFC demonstration facility.

“This agreement with ASHTA Chemicals is a major milestone for this company in the commercialization of our multi-megawatt stationary fuel cell,” said Dr. Leo Blomen, HydroGen Corporation Chairman and CEO. “Our demonstration facility should allow us to confirm the large-scale potential of our technology, and the partnership with ASHTA will help them generate low-cost, zero-emission electric power in Northeast Ohio.”

Added Joshua Tosteson, President of HydroGen Corporation: “We target market applications where hydrogen is currently available, and ASHTA’s chlor-alkali plant is an ideal location to showcase and test our technology. We expect that a successful demonstration of our PAFC system will lead to heightened awareness of the value of our power plants within our target market segments. We appreciate ASHTA Chemicals’ participation with us in this project and look forward to a mutually beneficial outcome to the demonstration.”

Richard Jackson, Vice President - Operations for ASHTA Chemicals Inc., offered, “The significant strides ASHTA Chemicals has made to reduce emissions in the hydrogen vent gas from the process has allowed us to take advantage of HydroGen’s proposal. We see this as a perfect opportunity to utilize our by-product hydrogen stream and achieve multiple benefits, including: reducing ASHTA’s power cost, reducing operating costs associated with steam production and reducing green-house gases.”

About HydroGen Corporation

HydroGen Corporation is a manufacturer of multi-megawatt fuel cell systems utilizing its proprietary 400-kilowatt phosphoric acid fuel cell (PAFC) technology. Utilizing fuel cell technology originally developed by Westinghouse Corporation, HydroGen Corporation offers a multi-megawatt, zero-emission power generation product that supports the growth of industrial distributed energy. The company targets market applications where hydrogen is currently available and other drivers favoring the adoption of fuel cells are present.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding HydroGen's anticipated economically competitive fuel cell systems. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as fluctuations in demand for HydroGen's products, HydroGen's ability to maintain strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of HydroGen's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in HydroGen's filings with the United States Securities and Exchange Commission. HydroGen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.